AMENDMENT NO. 1 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF JUNE 24, 2011

       This Schedule to the Distribution Agreement between Delaware VIP Trust and Delaware Distributors,
L.P. originally entered into as of May 20, 2003 and amended and restated on January 4, 2010 (the
"Agreement") lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Series.

Series Name
Class Names
Total 12b-l Plan
Fee Rate (per
annum of the
Series' average
daily net assets
represented by
shares of the
Class)
Portion designated
as Service Fee
Rate (per annum of
the Series' average
daily net assets
represented by
shares of the
Class)
Effective Date
Delaware VIP Diversified Income Series
Standard Class

May 20, 2003

Service Class
..30%

May 20, 2003
Delaware VIP Emerging Markets Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP High Yield Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP International Value Equity Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP Limited-Term Diversified Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP REIT Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP Small Cap Value Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP Smid Cap Growth Series
(formerly, Delaware VIP Growth Opportunities
Series)
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP U.S. Growth Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001
Delaware VIP Value Series
Standard Class

April 19, 2001

Service Class
..30%

April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By: /s/ J. SCOTT COLEMAN
Name: J. Scott Coleman
Title: Executive Vice President

DELAWARE VIP TRUST
on behalf of the Series
listed on Schedule I

By: /s/ PATRICK P. COYNE
Name: Patrick P. Coyne
Title: President and Chief Executive Officer
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